Exhibit 10.18

                              NON-COMPETE AGREEMENT


      This Non-Compete Agreement ("Agreement") is dated as of December 8, 1997, and is between_____________________________, who resides at
____________________________ ____________________________ ("Executive") and
CIGNA Corporation, 1650 Market Street, Philadelphia, Pennsylvania, 19192, a Delaware corporation ("CIGNA").

      WHEREAS, on December 8, 1997 CIGNA granted to Executive an option to purchase 75,000 shares of CIGNA Common Stock (the "Option"), and the People Resources Committee of CIGNA's Board of Directors provided that the Option grant was conditioned on Executive's entering into a non-compete agreement with CIGNA;

      NOW, THEREFORE, Executive and CIGNA, intending to be legally bound and in consideration of the Option grant and the promises in this Agreement, mutually agree as follows:

1. In addition to the terms defined above, the following definitions apply to the terms used in this Agreement:

      a. "Company" means CIGNA Corporation and its subsidiaries and affiliates.

      b. "Competitor" means any person or business entity that offers for sale to third parties, in markets that at the relevant time the Company serves or is actively planning to serve, any products or services of a type that are then provided to Company customers as part of the Company's Protected Business.

      c. "Protected Business" means those business activities that (1) have been conducted by the Company to the extent the Executive had any significant responsibilities for such business at any time during the twenty-four (24) month period ending on the date Executive's employment with the Company terminates or (2) have actively been planned by the Company to the extent Executive has been significantly involved in such plans at any time during the twelve
            (12) month period ending on the date Executive's employment with the Company terminates.

      d. "Restricted Area" means any geographic area where the Company is conducting any Protected Business.

      e. "Restriction Period" means the period beginning on the date Executive's employment with the Company terminates and ending on the first anniversary of that date.

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2.     Executive agrees that, during the Restriction Period in the Restricted
Area, he will not without the advance written consent of a duly authorized officer of the Company:

      a. Become an owner (other than as a shareholder with less than a 2% interest), employee or independent contractor of any Competitor;

      b. Solicit or attempt to solicit, directly or indirectly, on behalf of any Competitor, any person, entity or business that at the time of the solicitation is (or as of the date of Executive's termination of employment was) a customer of the Company to purchase any products or services of a type then available from the Company; or

      c. Directly or indirectly, solicit or hire, solicit the employment or engagement for hire, or otherwise attempt to employ or engage for hire, as an employee or independent contractor any person who, within the one-year period immediately before the date of Executive's termination of employment, has been an officer or employee of the Company, unless the employment of such officer or employee has been unilaterally terminated by the Company.

3. Executive acknowledges that the Company will have no adequate remedy at law if Executive violates the terms of paragraph 2 above. In such event, notwithstanding paragraph 6 below, the Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of specific performance of paragraph 2 of this Agreement. If, in any such proceeding, the court finds that the scope of protections afforded the Company is too broad to be enforceable under relevant law, then it is the intent of the parties that the court reduce the scope of the protections, but only to the extent necessary to make the protections enforceable, and then to enforce the protections as reduced in scope.

4. This Agreement is not a contract of employment for any specified term, and nothing herein is intended to, nor shall be construed as, changing the nature of Executive's employment from an at-will relationship. This Agreement is limited to the terms and conditions set forth herein and does not otherwise address Executive's compensation or benefits, the duties and responsibilities of his position, or any of the Company's other rights as employer.

5. The Agreement is made and entered into in the Commonwealth of Pennsylvania, and at all times and for all purposes shall be interpreted, enforced and governed under its laws, without regard to principles of conflict of laws.

6. It is agreed that any controversy or claim arising out of or relating to this Agreement, other than the Company's attempt to obtain injunctive relief under paragraph 3 above, shall be settled exclusively by arbitration in Philadelphia, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

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7.    CIGNA's rights and obligations under this Agreement will inure to the benefit of and be binding upon CIGNA's successors and assigns. Executive's rights and obligations under this Agreement shall not be assignable without CIGNA's express, written consent.

8. This Agreement contains the entire agreement between Executive and CIGNA with respect to the matters addressed herein and fully replaces and supersedes any and all other prior agreements or understandings between them related to such matters. Any amendment to this Agreement must be in writing and signed by both CIGNA and Executive.


      IN WITNESS WHEREOF, the persons named below have signed this Agreement on the dates shown below.


                                       CIGNA Corporation


       __________                      By:_______________________________
         Date                             _______________________________
                                          _______________________________

       __________                         _______________________________
         Date                                     [executive]

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